EXHIBIT 23.1

         [HJ ASSOCIATES & CONSULTANTS, L.L.P. LETTERHEAD]


                 CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors and Shareholders of Nicholas Investment Company, Inc. and Subsidiaries
Las Vegas, Nevada

We hereby consent to the use of our audit report dated March 6, 2002 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), for the year ended December 31, 2001, which is incorporated by reference in this Form S-8. We also consent to all references to our firm in this Form S-8.



/s/
HJ Associates & Consultants, LLP
Salt Lake City, Utah
February 7, 2003